Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
FalconStor Software, Inc.
Melville, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-69834, 333-103925, 333-125126, 333-139032, 333-145745, 333-192173 and No. 333-212717) of FalconStor Software, Inc. and subsidiaries of our report, dated March 10, 2017, relating to the consolidated financial statements which appears in this Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

Melville, New York
March 10, 2017